OLSHAN GRUNDMAN FROME & ROSENZWEIG
                                505 Park Avenue
                            New York, New York 10022
                                 (212) 753-7200

                                                     November 21, 1996



Securities and Exchange Commission
450 Fifth Street, N.W.
Judiciary Plaza
Washington, D.C.  20549

                  Re:      Glasgal Communications, Inc.-
                           REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

                  Reference is made to the Registration Statement on Form S-3 dated the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission by Glasgal Communications, Inc., a Delaware corporation (the "Company"). The Registration Statement relates to an aggregate of 1,130,227 shares (the "Shares") of common stock, par value $.001 per share (the "Common Stock"). The Shares were (i) previously issued by the Company to the Selling Shareholders named in the Registration Statement or (ii) will be issued by the Company to the Selling Shareholders named in the Registration Statement upon the conversion of the Company's Series C Convertible Preferred Stock (the "Series C Preferred").

                  We advise you that we have examined, among other things, originals or copies certified or otherwise identified to our satisfaction of the Certificate of Incorporation and By-laws of the Company, minutes of meetings of the Board of Directors and stockholders of the Company and such other documents, instruments and certificates of officers and representatives of the Company and public officials, and we have made such examination of the law, as we have deemed appropriate as the basis for the opinion hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of documents submitted to us as certified or photostatic copies.

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Securities and Exchange Commission
November 21, 1996
Page -2-

                  Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and either (i) are validly issued, fully paid and non-assessable or (ii) will be validly issued, fully paid and non-assessable upon conversion of the Series C Preferred.

                  We hereby consent to use of this opinion in the Registration Statement and Prospectus, and to the use of our name in the Prospectus under the caption "Legal Matters".

                  We advise you that Robert Frome is a member of this firm and holds options to purchase 38,293 shares of Common Stock of the Company. In addition, Robert Friedman, a member of this firm, is a director of the Company and holds options to purchase 87,146 shares of Common Stock of the Company.

                                     Very truly yours,


                                     /S/ OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP
                                         --------------------------------------
                                         OLSHAN GRUNDMAN FROME & ROSENZWEIG LLP